Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

CANADIAN IMPERIAL BANK OF COMMERCE /CAN/

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees Previously Paid	Debt	Floating Rate Senior Notes due 2028		457(o)			US$	400,000,000.00	0.0001531	US$	61,240.00
Fees Previously Paid	Debt	4.862% Fixed-to-Floating Rate Senior Notes due 2028		457(o)			US$	1,400,000,000.00	0.0001531	US$	214,340.00
Carry Forward Securities

Total Offering Amounts:							US$	1,800,000,000.00		US$	275,580.00
Total Fees Previously Paid(1):										US$	275,580.00
Total Fee Offsets:										US$	0.00
Net Fee Due:										US$	0.00

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Offering Note(s)

(1)	The prospectus supplement to which this Exhibit is attached is a final prospectus and relates to the non-automatic shelf registration on Form F-3 (File No. 333-282307) filed by the Registrant for the sale of up to $20,000,000,000 of the Registrant's securities, which became effective on October 2, 2024 (the "Registration Statement"). The Registrant carried over US$11,750,000,000 of unsold securities (and the associated US$1,542,800 previously paid filing fee) that previously were registered by the Registrant on Form F-3 (File No. 333-273505). Pursuant to the Registration Statement, the Registrant paid a registration fee of US$1,217,700. Such prior registration fee was estimated solely to calculate the registration fee in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, under the Securities Act of 1933, as amended (the “Securities Act”). Prior to the offering to which this prospectus supplement relates, US$2,800,000,000 aggregate principal amount of securities have been issued under the Registration Statement.